UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2021

Avid Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive
Burlington	Massachusetts	01803
Address of Principal Executive Offices, Including Zip Code

978 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	AVID	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 5, 2021, Avid Technology, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with each of the lenders and financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

Under the Credit Agreement, the lenders have agreed to provide the Company with (a) a term loan in the aggregate principal amount of $180 million (the “Term Loan”), (b) a commitment for $70 million of revolving loans, with sub-limits for multicurrency borrowings, letters of credit and swingline loans (the “Revolving Loans”) and (c) an expansion feature equal to the greater of (i) $50 million and (ii) 75% of Consolidated EBITDA (as defined in the Credit Agreement) set forth in the Company’s most recent annual or quarterly financial statements at the time of borrowing. Borrowings under the Term Loan may be used to refinance the Company’s indebtedness under its existing Financing Agreement, dated February 26, 2016, among the Company, Avid Technology Worldwide, Inc., Cerberus Business Finance, LLC, as collateral agent and administrative agent, and the lenders party thereto (as amended, the “Financing Agreement”), to finance working capital needs and for general corporate purposes of the Company and its subsidiaries in the ordinary course of business. Borrowings under the Revolving Loans may be used to finance working capital needs, for general corporate purposes of the Company or its subsidiaries and to finance permitted acquisitions (as defined in the Credit Agreement). The Company borrowed the full amount of the Term Loan and did not borrow any amount under the Revolving Loans as of the closing date.

Borrowings under the Credit Agreement bear interest based on one of two options. Alternate base rate loans will bear interest at a rate that includes a base reference rate plus a spread of 100 - 225 basis points, depending on the Company’s leverage ratio. The base reference rate will be the greater of the (a) prime rate and (b) federal funds effective rate plus 50 basis points and (c) adjusted one-month London interbank offered rate ("LIBOR") plus 100 basis points. Eurocurrency loans will bear interest based on the adjusted LIBOR plus a spread of 200 – 325 basis points, depending on the Company’s leverage ratio. The base reference rate is subject to a floor of 125 basis points and the adjusted LIBOR is subject to a floor of 25 basis points.

The Credit Agreement contains customary representations and warranties, covenants, mandatory prepayments and events of default under which the Company’s payment obligations may be accelerated. The financial covenants include a requirement to maintain (a) a total net leverage ratio of no more than (i) 4.00 to 1.00 for each fiscal quarter ending on and after March 31, 2021 through June 30, 2021, (ii) 3.75 to 1.00 for each fiscal quarter ending on and after September 30, 2021 through December 31, 2021, (iii) 3.50 to 1.00 for each fiscal quarter ending on and after March 31, 2022 through June 30, 2022, (iv) 3.25 to 1.00 for each fiscal quarter ending on and after September 30, 2022 through December 31, 2022 and (v) 3.00 to 1.00 for each fiscal quarter ending on and after March 31, 2023 and (b) a fixed charge coverage ratio of no less than 1.20 to 1.00. The Company can net up to $25.0 million in cash against total indebtedness in the calculation of the net leverage ratio.

All obligations under the Credit Agreement are guaranteed by each of the Company’s existing and future material domestic subsidiaries, as defined in the Credit Agreement (the “Guarantors”). The obligations are also secured by a Pledge and Security Agreement, dated as of January 5, 2021, entered into by the Company and the Guarantors which grants to the administrative agent, for the benefit of the lenders, a security interest, subject to certain exceptions, in substantially all of the non-real estate assets of the Company and the Guarantors.

All amounts borrowed or outstanding under the Credit Agreement are due January 5, 2026, unless the commitments are terminated earlier either at the request of the Company or if certain events of default occur.

The administrative agent and the lenders under the Credit Agreement and their affiliates may have various relationships with the Company and its subsidiaries involving the provision of financial services, including commercial banking, lending, cash management, financial advisory, foreign exchange, risk management, and other services.

The foregoing description is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 5, 2021, the Company issued a press release announcing that it had entered into the Credit Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Concurrently with the entry into the Credit Agreement, on January 5, 2021, the Company terminated its existing Financing Agreement. The Company repaid all outstanding borrowings under the Financing Agreement in the principal amount of $201,207,839.34. The Company paid a prepayment premium of 0.5% of the sum of the principal amount of the term loan repaid and the amount of the revolving commitment under the Financing Agreement.

Item 2.03 Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description
10.1	Credit Agreement, dated as of January 5, 2021, among Avid Technology, Inc., each of the lenders and financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
99.1	Press Release issued by Avid Technology, Inc. dated January 5, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: January 5, 2021	By: /s/ Kenneth Gayron Name: Kenneth Gayron Title: Executive Vice President and CFO